Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2015 FIRST QUARTER

•    Revenues1 up 5%, excluding FX (reported revenues down 3%)

•    OIBDAN1 up 11%, excluding FX (reported OIBDAN1 up 7%)

San Antonio, April 30, 2015 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the first quarter ended March 31, 2015.

“We continue to engage global consumers and meet the needs of brands and agencies through our industry-leading innovation and creativity,” said Bob Pittman, Chairman and CEO of Clear Channel Outdoor Holdings, Inc. “Our Americas and International Outdoor teams are working tirelessly to prove the value of outdoor to local, national and global advertisers, as demonstrated by our strong results in the first quarter.”

“Our focus on execution and the expansion of our digital portfolio helped us achieve strong top and bottom line results in the first quarter,” said Scott Wells, CEO of Clear Channel Outdoor Americas. “We are driving growth in many U.S. markets and are leveraging both our digital and traditional outdoor assets to help our advertisers realize the powerful value proposition of outdoor in reaching the mobile and connected consumer.”

“We are driving growth across key markets both in developed and emerging countries and are very pleased with our strong performance in the first quarter of the year,” said William Eccleshare, Chairman and CEO of Clear Channel International. “We’re extending our industry leadership in the integration of out-of-home with mobile and social platforms, and our growing digital platform enables us to provide powerful solutions for advertisers with the scale and flexibility they demand.”

First Quarter 2015 Results

Consolidated revenues increased 5% to $669 million in 2015 compared to 2014 after adjusting for a $54 million unfavorable impact from movements in foreign exchange rates. On a reported basis, consolidated revenue decreased 3%.

•	Americas outdoor revenues increased $9 million, or 3%, after adjusting for a $4 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by digital billboards, as well as higher revenues from our Time Square spectaculars. On a reported basis, revenues increased $5 million, or 2%.

•	International outdoor revenues increased $25 million, or 7%, after adjusting for a $50 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by strong performance in Europe, as well as in Australia and China. On a reported basis, revenues decreased $26 million, or 7%.

After adjustment for a $49 million impact from movements in foreign exchange rates, consolidated operating expenses increased 5% in the first quarter primarily due to an increase in variable costs and compensation expense associated with higher revenue. On a reported basis, consolidated operating expenses decreased $24 million or 5%.

After adjusting for movements in foreign exchange rates, the Company’s OIBDAN1 was up 11% in the first quarter 2015 compared to the same period of 2014. Included in the 2015 first quarter OIBDAN1 were $1 million of operating expenses and $3 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, in line with such expenses in the prior year. On a reported basis, OIBDAN1 was up 7% to $98 million for the first quarter compared to the same period in 2014.

The Company’s consolidated net loss totaled $34 million in the first quarter of 2015 compared to $97 million in the same period of 2014. The decrease was primarily due to foreign currency gains recognized in connection with intercompany notes payable denominated in foreign currencies and an income tax benefit recorded in the first quarter 2015, compared to income tax expense recorded in the same period in 2014.

Key Non-Financial Highlights

The Company’s recent key non-financial highlights include:

•	Naming Bob Pittman CEO of Clear Channel Outdoor Holdings, Inc. in addition to his continued responsibility as Chairman.

•	Naming Scott Wells Chief Executive Officer of Clear Channel Outdoor Americas, overseeing all of Clear Channel Outdoor’s business in the U.S., Canada and Latin America. Wells joins the company from Bain Capital, where he served as an Operating Partner. Prior to taking this new role, Wells was a member of the Clear Channel Outdoor Americas’ Office of the President, headed its North American Executive Committee and served on its Board of Directors.

•	Naming William Eccleshare Chairman and CEO of Clear Channel International, leading CCI’s global efforts and intensifying focus on the increasing potential of the international outdoor advertising market.

•	Installing 143 new digital displays in international markets for an end of quarter total of over 4,900 displays and 18 new digital billboards in North America for an end of quarter total of 1,193 across 38 markets.

•	Moving Latin America operations under the leadership of Americas outdoor.

•	Earning the annual Business Superbrand designation for Clear Channel UK, identifying the UK’s strongest business-to-business brands based on their quality, reliability and distinction, as coordinated by The Centre for Brand Analysis.

Revenues, Operating Expenses and OIBDAN by Segment3

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Revenue[1]
Americas	$295,863	$290,610	2%
International	319,180	344,641	(7%)

Consolidated revenue	$615,043	$635,251	(3%)

Operating expenses[1,2]
Americas	$201,871	$199,732	1%
International	288,230	314,730	(8%)

Consolidated operating expenses	$490,101	$514,462	(5%)

OIBDAN[1]
Americas	$93,992	$90,878	3%
International	30,950	29,911	3%
Corporate[1]	(26,828)	(28,687)	(6%)

Consolidated OIBDAN	$98,114	$92,102	7%

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1,3

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Revenue[1]
Americas	$299,552	$290,610	3%
International	369,243	344,641	7%

Consolidated revenue	$668,795	$635,251	5%

Operating expenses[1,2]
Americas	$205,011	$199,732	3%
International	333,599	314,730	6%

Consolidated operating expenses	$538,610	$514,462	5%

OIBDAN[1]
Americas	$94,541	$90,878	4%
International	35,644	29,911	19%
Corporate[1]	(28,003)	(28,687)

Consolidated OIBDAN	$102,182	$92,102	11%

Certain prior period amounts have been reclassified to conform to the 2015 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.
[3]	As discussed in note 1 of the 10-Q, the operations of Latin America are no longer reflected within the Company’s International outdoor segment and are currently included in the results of its Americas outdoor segment.

Americas

Americas outdoor revenues increased $9 million, or 3%, during the first quarter 2015 as compared to the first quarter 2014 after adjusting for a $4 million unfavorable impact from movements in foreign exchange rates. Growth was driven primarily by digital billboards, as well as higher revenues from our Time Square spectaculars. On a reported basis, revenues increased $5 million, or 2%.

Operating expenses increased $5 million, or 3%, during the first quarter 2015 as compared to the first quarter 2014 after adjusting for a $3 million impact from movements in foreign exchange rates. Operating expenses reflected an increase in variable expenses, primarily site lease expenses related to higher revenues. On a reported basis, operating expenses increased $2 million, or 1% over the prior year period.

OIBDAN increased $4 million, or 4%, to $95 million during the first quarter 2015 as compared to the first quarter 2014 and includes approximately $1 million of expenses related to certain investments in strategic revenue and efficiency initiatives compared to $1 million in the 2014 period.

International

International outdoor revenues increased $25 million, or 7%, during the first quarter 2015 as compared to the first quarter 2014 after adjusting for a $50 million unfavorable impact from movements in foreign exchange rates. The increase in revenue was driven primarily by growth in Europe, Australia and China, due to new contracts and higher occupancy. On a reported basis, revenues decreased $26 million, or 7%.

Operating expenses increased $19 million, or 6%, during the first quarter 2015 as compared to the first quarter 2014 after adjusting for a $45 million impact from movements in foreign exchange rates. Operating expenses increased due to higher variable costs and compensation expense associated with higher revenue. On a reported basis, operating expenses decreased $27 million, or 8%.

OIBDAN increased $6 million, or 19%, during the first quarter 2015 as compared to the first quarter 2014 after adjusting for a $5 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $1 million, or 3%, compared to the prior year period.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on April 30, 2015 at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0702 (U.S. callers) and (612) 234-9962 (International callers) and the passcode for both is 358000. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for a period of 30 days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 358000. An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2015	2014
Revenue	$615,043	635,251
Operating expenses:
Direct operating expenses	362,971	381,513
Selling, general and administrative expenses	127,130	132,949
Corporate expenses	28,753	30,697
Depreciation and amortization	94,094	98,742
Other operating income (expense), net	(5,444)	2,654

Operating income (loss)	(3,349)	(5,996)
Interest expense	89,416	89,262
Interest income on Due from iHeartCommunications	15,253	14,673
Equity in earnings (loss) of nonconsolidated affiliates	522	(736)
Other income, net	19,938	1,898

Income (loss) before income taxes	(57,052)	(79,423)
Income tax benefit (expense)	24,099	(16,946)

Consolidated net income (loss)	(32,953)	(96,369)
Less: Amount attributable to noncontrolling interest	565	501

Net income (loss) attributable to the Company	$(33,518)	$(96,870)

For the three months ended March 31, 2015, foreign exchange rate movements decreased the Company’s revenues by $54 million and decreased direct operating expenses by $36 million, SG&A expenses by $12 million and Corporate expenses by $1 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2015 and December 31, 2014:

(In millions)	March 31,	December 31,
	2015	2014
Cash and cash equivalents	$207.3	$186.2
Total current assets	1,071.4	1,079.9
Net property, plant and equipment	1,831.2	1,905.7
Due from iHeartCommunications	886.3	947.8
Total assets	6,179.8	6,362.4

Current liabilities (excluding current portion of long-term debt)	658.0	714.4
Long-term debt (including current portion of long-term debt)	4,931.0	4,933.9
Shareholders’ deficit	(255.3)	(140.9)

TABLE 3 - Total Debt

At March 31, 2015 and December 31, 2014, Clear Channel Outdoor Holdings, Inc. had a total net debt of:

(In millions)	March 31,	December 31,
	2015	2014
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	12.0	15.1
Original issue discount	(6.0)	(6.2)

Total debt	4,931.1	4,934.0
Cash	207.3	186.2

Net Debt	$4,723.8	$4,747.8

The current portion of long-term debt was $2.7 million and $3.5 million as of March 31, 2015 and December 31, 2014, respectively.

Liquidity and Financial Position

For the three months ended March 31, 2015, cash flow provided by operating activities was $10 million, cash flow used for investing activities totaled $41 million, cash flow provided by financing activities was $58 million, and there was a $6 million impact from movements in foreign exchange rates on cash. The net increase in cash was $21 million.

Capital expenditures for the three months ended March 31, 2015 were approximately $42 million compared to $39 million for the same period in 2014.

The consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.4:1 at March 31, 2015, and the senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.6:1 at March 31, 2015. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $767 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended March 31, 2015:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended March 31, 2015
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$767
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities	(31)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(14)
Non-cash charges	(17)
Other items	(8)
Less: Depreciation and amortization, Impairment charges, Other operating income, net and Share-based compensation expense	(413)

Operating income	285
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets and Share-based compensation expense	406
Less: Interest expense, net	(353)
Plus: Interest income on Due from iHeartCommunications	61
Less: Current income tax benefit	44
Plus: Other income, net	33
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	(16)
Change in assets and liabilities, net of assets acquired and liabilities assumed	(130)

Net cash provided by operating activities	$330

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2015 and 2014. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeartCommunications, Inc.; Other operating income, net; Depreciation and amortization; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, equity compensation structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally Europe, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2015 actual foreign revenues, expenses and OIBDAN at average 2014 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense), net	OIBDAN
Three Months Ended March 31, 2015
Americas	$43,652	$—	$50,340	$—	$93,992
International	(11,491)	—	42,441	—	30,950
Corporate	(30,066)	1,925	1,313	—	(26,828)
Other operating income (expense), net	(5,444)	—	—	5,444	—

Consolidated	$(3,349)	$1,925	$94,094	$5,444	$98,114

Three Months Ended March 31, 2014
Americas	$41,166	$—	$49,712	$—	$90,878
International	(18,420)	—	48,331	—	29,911
Corporate	(31,396)	2,010	699	—	(28,687)
Other operating income (expense), net	2,654	—	—	(2,654)	—

Consolidated	$(5,996)	$2,010	$98,742	$(2,654)	$92,102

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Consolidated revenue	$615,043	635,251	(3%)
Excluding: Foreign exchange decrease	53,752	—

Revenue excluding effects of foreign exchange	$668,795	$635,251	5%

Americas revenue	$295,863	$290,610	2%
Excluding: Foreign exchange decrease	3,689	—

Americas revenue excluding effects of foreign exchange	$299,552	$290,610	3%

International revenue	$319,180	$344,641	(7%)
Excluding: Foreign exchange decrease	50,063	—

International revenue excluding effects of foreign exchange	$369,243	$344,641	7%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Consolidated expense	$490,101	$514,462	(5%)
Excluding: Foreign exchange decrease	48,509	—

Consolidated expense excluding effects of foreign exchange	$538,610	$514,462	5%

Americas expense	$201,871	$199,732	1%
Excluding: Foreign exchange decrease	3,140	—

Americas expense excluding effects of foreign exchange	$205,011	$199,732	3%

International expense	$288,230	$314,730	(8%)
Excluding: Foreign exchange decrease	45,369	—

International expense excluding effects of foreign exchange	$333,599	$314,730	6%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Consolidated OIBDAN	$98,114	$92,102	7%
Excluding: Foreign exchange decrease	4,068	—

OIBDAN excluding effects of foreign exchange	$102,182	$92,102	11%

Americas OIBDAN	$93,992	$90,878	3%
Excluding: Foreign exchange decrease	549	—

Americas OIBDAN excluding effects of foreign exchange	$94,541	$90,878	4%

International OIBDAN	$30,950	$29,911	3%
Excluding: Foreign exchange decrease	4,694	—

International OIBDAN excluding effects of foreign exchange	$35,644	$29,911	19%

Corporate OIBDAN	$(26,828)	$(28,687)	(6%)
Excluding: Foreign exchange decrease	(1,175)	—

Corporate OIBDAN excluding effects of foreign exchange	$(28,003)	$(28,687)	(2%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
Corporate Expense	$28,753	$30,697	(6%)
Less: Non-cash compensation expense	(1,925)	(2,010)

	$26,828	$28,687	(6%)

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended March 31,		% Change
	2015	2014
OIBDAN	$98,114	$92,102	7%
Non-cash compensation expense	1,925	2,010
Depreciation and amortization	94,094	98,742
Other operating income (expense), net	(5,444)	2,654

Operating income	(3,349)	(5,996)
Interest expense	89,416	89,262

Interest income on Due from iHeartCommunications	15,253	14,673
Equity in earnings (loss) of nonconsolidated affiliates	522	(736)
Other (income) expense, net	19,938	1,898

Income (loss) before income taxes	(57,052)	(79,423)
Income tax benefit (expense)	24,099	(16,946)

Consolidated net income (loss)	(32,953)	(96,369)

Less: Amount attributable to noncontrolling interest	565	501

Net income (loss) attributable to the Company	$(33,518)	$(96,870)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with more than 640,000 displays in over 40 countries across Asia, Australia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 45 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes over 1,110 digital billboards across 38 markets in North America and over 4,700 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: weak or uncertain global economic conditions; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business; industry conditions, including competition; the level of expenditures on advertising; legislative or regulatory requirements; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; capital expenditure requirements; risks of doing business in foreign countries; fluctuations in exchange rates and currency values; the outcome of pending and future litigation; taxes and tax disputes; changes in interest rates; shifts in population and other demographics; access to capital markets and borrowed indebtedness; the Company’s ability to implement its business strategies; risks relating to the successful integration of the operations of acquired businesses; risks that the Company may not achieve or sustain anticipated cost savings from strategic revenue and efficiency initiatives; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its financial position and earnings; the Company’s ability to generate sufficient cash from operations and other liquidity-generating transactions to make payments on its indebtedness; the Company’s relationship with iHeartCommunications, Inc., including its ability to elect all of the members of the Company’s board of directors and its ability, as controlling stockholder, to determine the outcome of matters submitted to the stockholders; and the impact of these and additional factors on iHeartCommunications, Inc., the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.